UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2014

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2014, UGI Energy Services, LLC ("UGI LLC"), an indirect, wholly owned subsidiary of UGI Corporation ("Registrant"), and Energy Services Funding Corporation ("ESFC"), a wholly owned special purpose subsidiary of UGI LLC, entered into Amendment No. 15 (the "Amendment") to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "RPA"), among UGI LLC, as servicer, ESFC, as seller, Market Street Funding LLC, as issuer (the "Issuer"), and PNC Bank, National Association, as administrator ("PNC"). The Amendment (i) changes the Facility Termination Date from October 31, 2014 to October 30, 2015, (ii) adds unbilled receivables as eligible receivables subject to a concentration limit of 35%, (iii) increases the limit of certain affiliate receivables to $12,500,000, and (iv) modifies the Termination Event relating to the Default Ratio to raise the Default Ratios. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.1 hereto. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the RPA, as amended by the Amendment.

The underlying RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "PSA") between UGI LLC and ESFC. Under the RPA, UGI LLC transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to PNC, as successor to the Issuer. ESFC’s and UGI LLC’s obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

As amended, the scheduled termination date of the RPA is October 30, 2015, although the RPA may terminate prior to such date upon a termination event. The RPA contains customary indemnifications by ESFC and UGI LLC as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGI LLC as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, in the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGI LLC or ESFC.

PNC or its affiliates has in the past made, and may in the future make loans, to the Registrant or its affiliates, provide other fee-based financial services, and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC have in the past provided, and may in the future provide, the Registrant or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 15, dated as of October 31, 2014, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, Market Street Funding LLC, as issuer, and PNC Bank, National Association, as administrator.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

November 5, 2014	By:	/s/ Daniel J. Platt

Name: Daniel J. Platt
Title: Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 15, dated as of October 31, 2014, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, Market Street Funding LLC, as issuer, and PNC Bank, National Association, as administrator.